Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Stock Dividend Fund, Inc.

We have examined management's assertion about Stock Dividend
Fund, Inc.'s compliance with
the requirements of subsections (b) and (c) of Rule 17f-2 under the
 Investment Company Act of
1940 (the "Act") as of December 31, 2016 included in the accompanying
 Management Statement
Regarding Compliance with Certain Provisions of the Investment Company Act of 1940.
Management is responsible for the Company's compliance with those requirements.  Our
responsibility is to express an opinion on management's assertion about the Company's
compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute
of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence
about the Company's compliance with those requirements and performing such other procedures
as we considered necessary in the circumstance. Included among our procedures were the following tests performed as of December 31, 2016, and with respect to agreement of security
purchases and sales, for the period from January 1, 2016 through December 31, 2016.

*	Confirmation of all securities held by Charles Schwab & Co. in book entry form;

*	Reconciliation of all such securities to the books and records of the Fund and Charles
Schwab & Co.;

*	Agreement of 12 security purchases and 12 security sales since
January 1, 2016 from the
books and records of the Fund to broker confirmations.

We believe that our examination provides a reasonable basis for our opinion.
 Our examination
does not provide a legal determination on the Company's compliance with specified
requirements.

In our opinion, management's assertion that Stock Dividend Fund, Inc.
was in compliance with
the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of
1940 as of December 31, 2016 with respect to securities reflected in the investment account of
the Company is fairly stated, in all material respects.  This report is intended solely for the
information and use of management of Stock Dividend Fund, Inc. and the
 Securities and
Exchange Commission and should not be used for any other purpose.

PMB HELIN DONOVAN, LLP


Dallas, Texas
February 13, 2017